  Exhibit 99.1

American Resources Corporation Reports Fourth Quarter and Full Year 2020 Financial Results and Provides Business Outlook

Well-positioned to be a long-term supplier of raw material and critical elements to the modern-day infrastructure market

Near-term catalysts expected to drive significant growth and value

Balance sheet improvements provides financial strength and flexibility to execute on its innovation and growth plans

Company to host update conference call on Monday, March 15, 2021 at 8:30 AM ET

March 11, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / March 11, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today reported its fourth quarter of 2020 and full year ended December 31, 2020 financial results.

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “2020 marked the most transformational year to date for American Resources as we demonstrated our ability to be innovators and, what we believe to be, first movers in our industry in order to catalyze our asset base. Our broad and dynamic platform is positioned for near term inflection points and the beginning of a new era to where we are positioned to provide the infrastructure and electrification marketplaces the resources needed to advance to a greener economy. Furthermore, the game changing technology we have acquired enables us capture, process and purify critical and rare earth elements in the most environmentally safe methods while using feedstocks that do not require traditional mining-based extraction while cleaning up environmental issues.”

2020 Key Highlights

●
Announced the launch of the Company’s wholly owned subsidiary, American Rare Earth LLC (“ARE”), which is utilizing over 15 patents and technologies developed at 5 leading universities to capture, process and purify critical and REE’s from coal waste, coal byproducts, waste permanent magnets and waste lithium-ion batteries. Additionally, the Company appointed Dr. Gerardine Botte, the Whitacre Department Chair in Chemical Engineering at Texas Tech University to its Board of Directors as an independent director to help guide and assist the Company and ARE to meet the needs of the green infrastructure market.

●
Raised $13 million in October 2020 through issuing 5.2 million Class A common shares to secure additional cash liquidity to execute its innovation and growth initiatives.

●
Further advanced the Company’s ESG efforts through various initiatives that have redefined the legacy mining industry including: the launch of American Metals that has worked in conjunction with the Company’s environmental efforts to shut down and cleanup irrational thermal coal mining sites and decommissioned railcars to be processed and recycled; received a prestigious Sentinels of Safety Award from the National Mining Association in recognition of its outstanding safety performance while also establishing the foundation for over 300 sustainable jobs within its operating region; and innovated its rare earth division to benefit the environment creating a process chain to minimize mining-based extraction, reduce, reuse and recycle waste material for their REE chemical composition; bring economic diversification to a distress region of the nation and help restore the REE supply chain of the United States.

●
Improved the Company’s balance sheet and capital structure through the payoff and / or conversion into equity of approximately $8.9 million of outstanding debt as of the end of 2020 and have subsequently paid off and / or converted into equity approximately an additional $10.01 million of debt throughout the first two months of 2021. Additionally, the Company realized the exercise of approximately 2.1 million outstanding cash warrants during the fourth quarter of 2020 and a subsequent exercise of approximately 1.4 million cash warrants during the first two months of 2021.

“Looking forward to the remainder of 2021 and beyond, we have never been more excited about the opportunities that lie ahead of us throughout all of our operating divisions. First and foremost, we see a tremendous opportunity for American Rare Earth to innovate and redefine how REEs can be supplied to the electrification, green infrastructure, technology and defense industries from domestic sources in an environmentally positive way. American Carbon, with one of the largest metallurgical carbon growth platforms in the industry, is set to scale its operation throughout this year and beyond to supply the steel and alloy metals industry with the necessary resources to support worldwide infrastructure demand. We remain comfortable with our previously stated guidance of $55 million to $75 million in revenues for 2021 as a whole,” continued Mr. Jensen. “An additional value-driving milestone was the Company’s sponsorship of American Acquisition Opportunity Inc., a specialty purpose acquisition company, will enable American Resources and its shareholders to benefit from the merger, innovation, synergies, and opportunities presented through this entity and allows for a broader scope of acquisition targets that may not directly fit within American Resources. Lastly, the improvements to our balance sheet and capital structure provide us with the financial strength and flexibility to execute on our exciting strategic growth plans, and we are confident that collectively we have the assets, technology processes, structure and team in place to execute.”

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties on Monday, March 15, 2021 at 8:30 AM ET.

To participate in the call, please dial (877) 407-4019 and reference the American Resources Conference Call, or click here for the “Call Me” option.

Financial Results for Fourth Quarter and Year-End December 31, 2020

For the full year of 2020, American Resources reported a net income loss of $10.26 million or a loss of $0.35 per share for the twelve months ended December 31, 2020, as compared with a net income loss $70.9 million or loss of $2.94 per share for the full year of 2019. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, accretion on asset retirement obligations, non-operating expenses, non-cash impairment and development costs (‘adjusted EBITDA”) of $2.77 million for the year ended December 31, 2020, as compared with an adjusted EBITDA loss of $6.61 million in 2019.

For the fourth quarter of 2020, American Resources reported a net income loss of $9.1 million, or a loss of $0.25 per share, as compared with a net income loss of $40.0 million, or a loss of $1.66 per share, in the prior year period. The Company earned an adjusted EBITDA loss of $2.0 million in the fourth quarter of 2020, as compared with an adjusted EBITDA loss of $3.2 million for the fourth quarter of 2019.

Fourth Quarter 2020 Summary

Total revenues were $13,875 for the fourth quarter of 2020 compared to revenues of $6.3 million during the fourth quarter of 2019. General and administrative expenses for the fourth quarter of 2020 were $826,890 compared to $1.3 million in the prior year period. American Resources incurred interest expense of $1.5 million during the fourth quarter of 2020 compared to $1.2 million during the fourth quarter of 2019. Development costs during the quarter were $2.8 million, compared to $792,926 in the third quarter of 2020.

Full Year 2020 Summary

Full year 2020 revenues were $1,059,691 compared to full year 2019 revenues of $24.4 million. As previously stated the Company’s mining operations were idled for the year due to the disruptions related to global COVID-19 pandemic. The Company refocused its effort over the course of 2020 to reposition its asset base to broaden its scope with the launch of American Metals and American Rare Earth, while positioning American Carbon to better benefit as global markets are now rebounding and normalizing.

The Company did not incur any income tax expense in 2020 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $17.8 million as of December 31, 2020.

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2020	2019

Coal Sales	$524,334	$24,456,831
Processing Services Income	-	20,876
Metal Recovery and Sales	535,357	-

Total Revenue	1,059,691	24,477,707

Cost of Coal Sales and Processing	(3,749,519)	(26,086,814)
Accretion Expense	(1,287,496)	(1,482,349)
Gain on purchase and disposal of asset, respectively	-	394,484
Depreciation	(2,298,703)	(4,588,136)
Amortization of mining rights	(1,251,357)	(1,657,673)
General and Administrative	(2,486,799)	(5,113,688)
Professional Fees	(1,076,548)	(6,750,848)
Production Taxes and Royalties	(1,357,749)	(4,222,175)
Impairment of Fixed Assets	-	(27,688,030)
Development Costs	(3,998,885)	(7,236,652)

Total Expenses from Operations	(17,507,056)	(84,431,881)

Net Loss from Operations	(16,447,365)	(59,954,174)

Other Income	20,538	2,072,861
(Loss)/Gain on settlement of note payable and accounts payable	-	(22,660)
Gain on Interest Forgiven	832,500
Gain on Depreciation Recapture	1,706,569
Gain on Sale of Stock	6,820,949
Amortization of debt discount and debt issuance costs	(11,516)	(7,725,076)
Interest Income	205,857	164,686
Warrant modification expense	-	(2,545,360)
Interest expense	(3,383,294)	(2,908,579)

Net Loss	(10,255,762)	(70,918,302)

Less: Net income attributable to Non Controlling Interest	-	-

Net loss attributable to American Resources Corporation Shareholders	$(10,255,762)	$(70,918,302)

Net loss per share - basic and diluted	$(.35)	$(2.94)

Weighted average shares outstanding	29,359,993	24,094,420

AMERICAN RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019

ASSETS

CURRENT ASSETS
Cash	$10,617,495	$3,324
Accounts Receivable	38,650	2,424,905
Inventory	150,504	515,630
Prepaid	175,000	-
Accounts Receivable - Other	234,240	234,240
Total Current Assets	11,215,889	3,178,099

OTHER ASSETS
Cash - restricted	583,708	265,487
Processing and rail facility	11,591,273	12,723,163
Underground equipment	6,838,417	8,294,188
Surface equipment	2,527,576	3,224,896
Mine development	561,575	669,860
Coal Refuse Storage	12,134,192	12,171,271
Less Accumulated Depreciation	(12,726,809)	(11,162,622)
Land	1,572,435	1,748,169
Note Receivable	4,117,139	4,117,139
Total Other Assets	27,199,506	32,051,551

TOTAL ASSETS	$38,415,395	$35,229,650

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$4,288,794	$11,044,479
Non-Trade Payables	3,850,781	-
Accounts payable - related party	679,146	718,156
Accrued interest	1,043,519	2,869,763
Funds held for others	-	-
Due to affiliate	74,000	132,639
Current portion of notes payables (net of unamortized discount of $0 and $134,296)	10,997,692	20,494,589
Convertible note payables	-	7,419,612
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	23,261,101	45,006,407

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs $405,667 and $428,699)	5,330,752	5,415,271
Long-term portion of convertible note payable (net of unamortized discount of $0 and $0)	14,300,907	-
Reclamation liability	15,528,135	17,512,613
Total Other Liabilities	35,159,794	22,927,884

Total Liabilities	58,420,895	67,934,291

STOCKHOLDERS' DEFICIT
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares
authorized, 40,522,762 and 27,410,512 shares issued and outstanding for the period end	4,256	2,740
AREC - Series A Preferred stock: $.0001 par value; 100,000 shares authorized, nil and nil shares issued and outstanding	-	-
AREC - Series B Preferred stock: $.001 par value; 20,000,000 shares authorized, nil and nil shares issued and outstanding, respectively	-	-
AREC - Series C Preferred stock: $.001 par value; 20,000,000 shares authorized, nil and nil shares issued and outstanding	-	-
Additional paid-in capital	113,279,448	90,326,104
Accumulated deficit	(133,289,247)	(123,033,485)

Total Stockholders' Deficit	(20,005,500)	(32,704,641)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$38,415,395	$35,229,650

AMERICAN RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	2020	2019
Cash Flows from Operating activities:
Net loss	$(10,255,762)	$(70,918,302)
Adjustments to reconcile net income (loss) to net cash
Depreciation	1,855,236	4,588,136
Amortization of mining rights	939,672	1,657,673
Accretion expense	1,287,496	1,482,349
Liabilities reduced due to sale of assets	(3,271,974)	-
Forgiveness of debt	-	-
Gain on purchase of assets	-	(394,484)
Impairment loss		27,688,030
Amortization of debt discount and issuance costs	-	7,725,076
Recovery of advances receivable		(177,686)
Warrant expense	-	2,524,500
Warrant modification expense	-	2,545,360
Issuance of common shares for services	18,800	1,906,253
Issuance of warrants in conjunction with convertible notes	1,223,700	-
Loss on settlement of accounts payable with common shares	642,060	22,660
Return of common shares for property sale	(1,840,200)	-
Stock compensation expense	230,050	377,255
Change in current assets and liabilities:

Accounts receivable	2,386,255	(1,000,917)
Prepaid expenses and other assets	(175,000)	147,826
Inventory	365,126	(351,830)
Accounts payable	(4,301,976	1,164,080
Account payable related party	(97,649)	243,502
Funds held for others		(79,662)
Accrued interest	(1,826,244)	1,643,075
Cash used in operating activities	(13,847,255)	(19,207,106)

Cash Flows from Investing activities:
Advances made in connection with management agreement	-	-
Advance repayment in connection with management agreement	-	-
Cash received (paid) for PPE, net	417,857	(327,250)
Cash received from acquisitions	-	650,000
Cash provided by investing activities	417,857	322,750

Cash Flows from Financing activities:
Principal payments on long term debt	(1,103,191)	(2,059,484)
Proceeds from long term debt (net of issuance costs $0 and $0)	28,000	8,660,527
Proceeds from convertible debt	14,411,949	599,980
Proceeds from related party		(9,861)
Net (payments) proceeds from factoring agreement	(1,807,443)	1,489,508
Sale of common stock for cash	12,832,475	7,767,698
Proceeds series C preferred stock	-	-
Cash provided by financing activities	24,361,790	16,448,368

Increase (decrease) in cash	10,932,392	(2,435,988)

Cash, beginning of year	268,811	2,704,799

Cash, end of year	$11,201,203	$268,811

Supplemental Information

Assumption of net assets and liabilities for asset acquisitions	$-	$6,623,999
Shares issues in asset acquisition	$-	$24,400,000
Discount on note due to beneficial conversion feature	$-	$7,362,925
Conversion of note payable to common stock	$-	$231,661
Issuance of shares as part of note payable consideration	$-	$297,831
Conversion of Preferred Series A Shares to common shares	$-	$161
Conversion of Preferred Series C Shares to common shares	$-	$1
Return of shares related to employee settlement	$-	$11
Warrant exercise for common shares	$-	$60
Cash paid for interest	$327,239	$557,663
Cash paid for income tax	$-	$-

Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended Dec. 31, 2020	For the twelve months ended Dec. 31, 2020	For the three months ended Dec. 31, 2019	For the twelve months ended Dec. 31, 2019
Net Income	(9,097,560)	(10,255,762)	(40,047,544)	(70,918,302)

Interest & Other Expenses	2,908,579	3,383,294	1,233,926	2,908,579
Income Tax Expense	-	-	-	-
Accretion Expense	305,636	1,287,496	519,650	1,482,349
Depreciation	443,467	2,298,703	1,551,389	4,588,136
Amortization of Mining Rights	311,685	1,251,357	65,563	1,657,673
Amortization of Debt Discount & Issuance	2,879	11,516	670,601	7,725,076
Non-Cash Stock & Option Comp. Expense	115,026	345,076	131,869	2,283,478
Non-Cash Warrant Expense	-	-	-	5,069,860
Development Costs	2,770,552	3,998,885	1,324,063	7,236,652
Non-Cash Impairment	-	-	27,688,030	27,688,030
PCR Restructuring Expenses	225,269	452,743	3,669,164	3,669,164

Total Adjustments	7,083,093	13,029,070	36,854,255	64,308,997

Adjusted EBITDA	(2,014,467)	2,773,308	(3,193,289)	(6,609,305)

(1)
Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

Use of Non-GAAP Financial Measures

This release contains the use of certain U.S. non-GAAP financial measures. These non-GAAP financial measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP financial measures provide additional insight into the performance of the Company, and reflect how management analyzes Company performance and compares that performance against other companies. These non-GAAP financial measures may not be comparable to other similarly titled measures used by other entities.

About American Resources Corporation
American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
arec@jtcir.com

RedChip Companies Inc.
Todd McKnight
1-800-RED-CHIP (733-2447)
Info@redchip.com

Company Contact:
Mark LaVerghetta
Vice President of Corporate Finance and Communications
317-855-9926 ext. 0
investor@americanresourcescorp.com